Legend Oil and Gas, Ltd. 8-K/A

Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On April 3, 2015, Legend Oil and Gas Ltd. (the “Company”) entered into an Membership Interest Purchase Agreement (the “Agreement”) with Sher Trucking, LLC (“Sher”), Albert Valentin (“Valentin”) and Steven Wallace (“Wallace”), all of the members of Black Diamond Energy Holdings LLC, Delaware limited liability company (“Black Diamond”) to purchase all outstanding membership interests of Black Diamond, and on the same date completed such purchase (the “Purchase”). Pursuant to the Agreement, the Company:

(a)   Paid $1,500,000 cash to Sher;

(b)   Issued a secured promissory note to Sher in the amount of $2,854,000 (the “Note”);

(c)   Issued 90,817,356 shares of Company common stock to Valentin;

(d) Agreed to issue 57,682,644 shares of Company common stock to Wallace or, at Wallace’s election not later than April 24, 2015, warrants to purchase 57,682,644 shares of Company common stock at $0.001 per share, subject to adjustment based on the working capital adjustment which has not yet been finalized by Sher and the Company..

In addition, the Company agreed to pay an additional $125,000 to Sher not later than April 10, 2015, as an advance against an anticipated purchase price adjustment.

The purchase price is subject to an adjustment based on the amount of net working capital of Black Diamond at closing. In the event the net working capital is either greater than or less than the estimated net working capital at closing, Sher and Wallace will share the positive or negative adjustment. Any adjustment for Sher will be in cash. Any adjustment for Wallace will be in shares of Company common stock or warrants.

The principal amount of the Note bears interest at five percent (5%) per annum and is due and payable in full on April 3, 2016. The Note is secured by certain rolling stock trucks and trailers owned by subsidiaries of Black Diamond.

The following unaudited pro forma combined financial statements reflect the acquisition of 100% of the membership interest of Black Diamond using the acquisition method of accounting. The acquisition has been accounted for in conformity with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”). The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined companies’ future results of operations and financial position. The unaudited pro forma combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the date indicated or the results that may be obtained in the future.

1

The unaudited pro forma combined balance sheet as of March 31, 2015 is presented as if our acquisition of Black Diamond had occurred on March 31, 2015.

The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2014 and for the three months ended March 31, 2015 illustrate the effect of the Black Diamond acquisition as if it had occurred on December 31, 2013 and includes the historical Legend Oil and Gas, Ltd. and Black Diamond unaudited statements of operations for those periods.

The historical consolidated financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the companies. These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 8 of Securities and Exchange Commission Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated operating results of Legend Oil and Gas, Ltd.. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve, or any additional expenses or costs of integration that we may incur, with respect to the combined companies as such adjustments are not factually supportable at this point in time. The assumptions used to prepare the pro forma financial statements are contained in the notes to the unaudited pro forma combined financial statements, and such assumptions should be reviewed in their entirety.

The unaudited pro forma combined financial statements have been developed from, and should be read in conjunction with the historical audited consolidated financial statements for the year ended December 31, 2014 and notes thereto of Legend Oil and Gas, Ltd. contained in its Annual Report on Form 10-K which was filed on April 6, 2015.

2

Legend Oil and Gas, Ltd. and Subsidiary

Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(unaudited)

	Historical Legend Oil and Gas, Ltd.	Historical Black Diamond Energy	Combined
Revenues:
Operating revenues	$—	$8,591,513	$8,591,513
Oil and gas revenues	691,593	—	691,593
Repair shop revenues	—	792,359	792,359
Total revenues	691,593	9,383,872	10,075,465

Cost of goods sold – repair shop	—	638,540	638,540

Gross profit	691,593	8,745,332	9,436,925

Operating expenses:
Purchased transportation expense	—	2,626,845	2,626,845
Salaries, wages, and employee benefits	—	2,547,667	2,547,667
Fuel and fuel taxes	—	805,901	805,901
Insurance	—	376,750	376,750
Repairs and maintenance	—	340,772	340,772
Production expenses	443,413	—	443,413
General and administrative expenses	3,635,247	796,497	4,431,744
Depletion, depreciation and amortization expense	80,910	805,899	886,809
Accretion of asset retirement obligation	15,803	—	15,803
Gain on disposal of assets	—	(17,140)	(17,140)
Total operating expenses	4,175,373	8,283,191	12,458,564

Net income (loss) from operations	(3,483,780)	462,141	(3,021,639)

Other income (expense):
Interest expense	(4,720,857)	(4,259)	(4,725,116)
Loss on debt extinguishment	(5,013,957)	—	(5,013,957)
Change in fair value of embedded derivative liabilities	7,968,322	—	7,968,322
Gain from discontinued operations	2,894,643	—	2,894,643
Factoring income, net	—	16,357	16,357
Total other income	1,128,151	12,098	1,140,249

Net (loss) income	$(2,355,629)	$474,239	$(1,881,390)

3

Legend Oil and Gas, Ltd. and Subsidiary
Proforma Combined Balance Sheet
As of March 31, 2015
(unaudited)

	Historical Legend Oil and Gas	Historical Black Diamond Energy	Adjustments		Combined
ASSETS
Current Assets
Cash and cash equivalents	$142,607	$542,222	$—	(1)	$684,829
Restricted cash	85,000	—	—		85,000
Accounts receivable	53,125	948,496	—		1,001,621
Prepaid interest	389,999	—			389,999
Other current assets	—	421,786			421,786
Total current assets	670,731	1,912,504	—		2,583,235

Other assets	—	167,890	—		167,890
Property, plant and equipment - net	436,768	3,961,273	(10,826)	(2)	4,387,215
Oil and gas properties – net (full cost method)	996,722	—	—		996,722

Total assets	$2,104,221	$6,041,667	$(10,826)		$8,135,062

LIABILITIES AND STOCKHOLDERS’ AND MEMBERS (DEFICIT) EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$295,047	$800,691	—		1,095,738
Accounts payable-related party	407,000	—			407,000
Accrued interest	5,983	—			5,983
Current portion of long term debt	6,062,475	—	4,354,000	(3)	10,416,475
Total current liabilities	6,770,505	800,691	4,354,000		11,925,196

Embedded derivative liabilities	7,680,000	—			7,680,000
Long term debt, net of debt discount of $53,924 and $0, respectively	43,855	—			43,855
Asset retirement obligations	108,585	—			108,585
Total liabilities	14,602,945	800,691	4,354,000		19,757,636
			—
Stockholders’ and members (deficit) equity
Series A Convertible Preferred Stock - 600 shares authorized; $0.001 par value; 600 and 0 shares issued and outstanding, respectively	1	—	—		1
Preferred stock – 99,999,400 shares authorized; $0.001 par value; 0 shares issued and outstanding	—	—	—		—
Common stock – 1,000,000,000 shares authorized; $0.001 par value;187,583,273 and 109,343,534 shares issued and outstanding, respectively	187,583	—	148,500	(4)	336,083
Additional paid-in capital	27,227,181	—	727,650	(4)	27,954,831
Members equity	—	5,240,976	(5,240,976)	(5)	—
Accumulated deficit	(39,913,489)	—			(39,913,489)
Total stockholders’ and members (deficit) equity	(12,498,724)	5,240,976	(4,364,826)		(11,622,574)

Total liabilities and stockholders/members (deficit) equity	$2,104,221	$6,041,667	$(10,826)		$8,135,062

(1)	At closing of the transaction, the Company (Buyer) entered into a debenture for $1.5 million paid in to the Company and contemporaneously paid out to Sher Trucking, LLC, the Seller as the down payment for the purchase. The pro forma cash adjustment is therefore -0-.
(2)	Reduction from book value to fair value of property and equipment purchased.
(3)	Sellers note payable to Sher Trucking, LLC ($2,854,000) and additional debenture from Hillair Capital Investments ($1,500,000) to consummate acquisition.
(4)	Stock issued to Valentin and Wallace for acquisition of their respective membership interests.
(5)	Elimination of membership interest due to acquisition by Company.

4

Legend Oil and Gas, Ltd. and Subsidiary
Condensed Combined Statement of Operations
For the three months ended March 31, 2015
(unaudited)

	Historical Legend Oil and Gas, Ltd.	Historical Black Diamond Energy	Combined
Revenues:
Operating revenues	$—	$2,537,662	$2,537,662
Oil and gas revenues	170,015	—	170,015
Repair shop revenues	—	168,860	168,860
Total revenues	170,015	2,706,522	2,876,537

Cost of goods sold – repair shop	—	108,068	108,068

Gross profit	170,015	2,598,454	2,768,469

Operating expenses:
Purchased transportation expense	—	777,093	777,093
Salaries, wages, and employee benefits	—	645,784	645,784
Fuel and fuel taxes	—	202,246	202,246
Insurance	—	109,703	109,703
Repairs and maintenance	—	195,604	195,604
Production expenses	205,167	—	205,167
General and administrative expenses	657,255	—	657,255
Depletion, depreciation and amortization expense	56,284	201,275	257,559
Accretion of asset retirement obligation	2,385	—	2,385
Impairment of oil and gas properties	406,558	—	406,558
Loss on sale of oil and gas properties	892,131	—	892,131
Total operating expenses	2,219,780	2,131,705	4,351,485

Net income (loss) from operations	(2,049,765)	466,749	(1,583,016)

Other income (expense):
Interest expense	(309,978)	(152)	(310,130)
Loss on debt extinguishment	—	—	—
Change in fair value of embedded derivative liabilities	(6,551,333)	—	(6,551,333)
Gain from discontinued operations	—	—	—
Factoring income, net	—	8,247	8,247
Total other income	(6,861,311)	8,095	(6,853,216)

Net (loss) income	$(8,911,076)	$474,844	$(8,436,232)

5

Black Diamond Energy Holdings, LLC

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Background and Basis of Pro Forma Presentation

On April 3, 2015, Legend Oil and Gas, Ltd. (“Legend” or the “Company”) acquired 100% of the membership interests in Black Diamond Energy Holdings, LLC and subsidiaries, (“Black Diamond”), which principally provides oil hauling services in North Dakota (the Bakken).

The unaudited pro forma combined financial information was prepared based on the historical financial statements of both Legend and Black Diamond.

Our acquisition has been accounted for in conformity with ASC 805 and uses the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820-10”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires that fair value be measured based on the principles in ASC 820-10. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

2.	Purchase Price Allocation

The acquisition was accounted for as a business combination as defined by FASB Topic 805 – Business Combinations. The allocation of the purchase price to the assets acquired and liabilities assumed was based on our internal assessment of the valuation of assets. As of the date of this filing, a purchase price allocation based upon a valuation has not been finalized, and is subject to change.

Cash paid at closing	$1,500,000
Company stock paid to members	876,150
Note to Seller	2,854,000
Total consideration	$5,230,150

Purchased:
Net tangible assets	$1,279,703
Property and equipment	3,950,447
Total acquired in acquisition	$5,230,150

6